CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-117045) of Hercules Incorporated of our report dated March 11, 2004 relating to the financial statements and financial statement schedules, which appears in Hercules Incorporated’s Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2003. We also consent to the references to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP
Philadelphia, PA
August 25, 2004